UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 6, 2006 (September 6, 2006)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
SIGNATURE

The Registrant hereby amends this Current Report on Form 8-K, which was initially filed on September 6, 2006 to indicate the entry by the Registrant into a material contract, to correct the Item under which such event was reported. The entry into the material contract was inadvertently filed under Item 7.01 and the Current Report on Form 8-K is hereby amended to correctly report the event under Item 1.01. Except as described above, this Current Report on Form 8-K is not being amended or updated in any other manner.
ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On September 5, 2006, the Company entered into an Employment Protection Agreement with Robert J. Dennis, its executive vice president and chief operating officer. The Employment Protection Agreement provides for continuation of Mr. Dennis’s employment for three years following a “Change in Control,” as defined therein. The agreement is on substantially the same terms as agreements previously entered into between the Company and each of its vice presidents and senior vice presidents. The form of agreement was filed as Exhibit (10)p to the Report on Form 10-K for the year ended February 1, 1997.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Genesco Inc.
By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Vice President, Secretary and General Counsel

Date: September 6, 2006

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